Exhibit 99.3

Q&A
Operating Results for Third Quarter 2009
October 30, 2009

The Federal Home Loan Bank of San Francisco announced its operating results for the third quarter of 2009 on October 29, 2009. The results were prepared from unaudited financial information for the quarter ended September 30, 2009. This Q&A discusses some aspects of the Bank's operating results for the third quarter.

1. What were the Bank's operating results for the third quarter of 2009?

For the third quarter of 2009, we had a net loss of $85 million. Net interest income for the quarter was $458 million, and other income was a net loss of $543 million.

The third quarter loss was primarily due to a credit-related other-than-temporary impairment (OTTI) charge of $316 million on certain private-label residential mortgage-backed securities (MBS) in our held-to-maturity securities portfolio. The third quarter loss also reflected a net loss of $94 million associated with derivatives, hedged items, and financial instruments carried at fair value.

The net loss in other income also reflected net interest expense on derivative instruments used in economic hedges of $134 million, which was offset by net interest income on the related economically hedged assets and liabilities.

2. Why did the Bank realize additional other-than-temporary impairment (OTTI) losses on its private-label residential MBS?

For the third quarter of 2009, we realized a credit impairment charge of $316 million in other income on our income statement and recognized a non-credit-related impairment of $1.1 billion in other comprehensive income (OCI) on our balance sheet in relation to certain private-label residential MBS in our held-to-maturity securities portfolio.

The credit-related OTTI charge of $316 million resulted from an increase in projected losses on the collateral underlying our private-label residential MBS. Each quarter, we update our OTTI analysis to reflect current and anticipated housing market conditions and updated information on the loans supporting the Bank's private-label residential MBS, and we revise the assumptions in our collateral loss projection models based on more recent information. The increase in projected collateral loss rates in our OTTI analysis for the third quarter of 2009 was caused by increases in projected loan defaults and in the projected severity of losses on defaulted loans. Several factors contributed to these increases, including lower forecasted housing prices, greater-than-expected deterioration in the credit quality of the loan collateral, and changes to our collateral loss projection model assumptions that resulted in slower projected prepayment rates-leading to an increase in projected loan defaults-and higher projected losses on defaulted loans.

The non-credit-related impairment of $1.1 billion was primarily related to securities that we identified as other-than-temporarily impaired for the first time in the third quarter of 2009 as a result of the updated OTTI analysis. The continued severe lack of liquidity in the private-label residential MBS market adversely affected the valuation of these private-label residential MBS, contributing to the large non-credit-related OTTI charge recorded in OCI. The amount of the non-credit-related impairment for each security will be accreted prospectively, based on the amount and timing of future estimated cash flows, over the remaining life of the security as an increase in the carrying value of the security, with no effect on earnings unless the security is subsequently sold or there are additional decreases in the cash flows expected to be collected.

3. Does the Bank expect to recover any of these fair value losses in the future?

We intend to hold all of the affected securities to maturity. The amount of the non-credit impairment for each security will be accreted prospectively, based on the amount and timing of future estimated cash flows, over the remaining life of the security as an increase in the carrying value of the security. There is no effect on earnings unless the security is subsequently sold or there are additional decreases in the cash flows expected to be collected. As of September 30, 2009, the total amount of non-credit-related impairment recognized in accumulated OCI was $3.6 billion, and the estimated weighted average life of the affected securities was approximately four years.

4. What is other comprehensive income (OCI)? What is the significance of recording impairment losses in OCI?

Other comprehensive income is a component of equity. Under generally accepted accounting principles, certain income and expense items are not recognized in net income but instead are shown as separate items in the equity section of the balance sheet. For the Bank, OCI primarily reflects the non-credit-related portion of any OTTI on its MBS portfolio. As described in question 3, the impairment losses recognized in OCI will be reduced over the lives of the affected securities.

5. What is the significance of the net losses associated with derivatives, hedged items, and financial instruments carried at fair value?

The third quarter loss also reflected a net loss of $94 million associated with derivatives, hedged items, and financial instruments carried at fair value. In general, net gains or losses on these financial instruments are primarily a matter of timing and will generally reverse through changes in future valuations and settlements of contractual interest cash flows over the remaining contractual terms to maturity, or by the exercised call or put dates. As of June 30, 2009, the Bank had a cumulative net gain of $232 million associated with derivatives, hedged items, and financial instruments carried at fair value. Most of the losses in the third quarter of 2009 reflected reversals of prior-period net gains.

6. Is the Bank meeting all of its regulatory capital requirements?

As of September 30, 2009, we were in compliance with all of our regulatory capital requirements. Our total regulatory capital-to-assets ratio was 6.85%, exceeding the 4.00% requirement, and our risk-based capital was $14.5 billion, exceeding our $7.3 billion requirement.

Regulatory capital includes retained earnings, capital stock, and mandatorily redeemable capital stock (which appears as a liability on the statements of condition) and excludes accumulated other comprehensive income.

7. Does the Bank expect to have more OTTI charges in future quarters?

It is not possible to predict whether we will have more OTTI charges in the future, since that will depend on many factors, including economic, financial market, and housing market conditions and the actual and projected performance of the loan collateral underlying our private-label residential MBS.

8. Will the Bank pay a dividend for the third quarter of 2009?

The Bank continues to focus on preserving capital in response to the ongoing challenges in the housing and mortgage markets and the possibility of future OTTI charges. As a result, the Bank will not pay a dividend for the third quarter of 2009.

9. Does the Bank expect to pay a dividend for the fourth quarter of 2009?

The Bank's Board of Directors will continue to monitor the Bank's MBS portfolio, the Bank's overall financial performance and retained earnings, and developments in the financial markets as the basis for determining the status of dividend payments in future quarters.

10. Will the Bank repurchase excess capital stock in the fourth quarter of 2009?

To preserve the Bank's capital, the Bank will not repurchase excess capital stock during the fourth quarter of 2009.

We will continue to monitor developments in the mortgage and credit markets and other relevant information in determining the status of capital stock repurchases in future quarters.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Q&A contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank's dividend rates and other-than-temporary impairment charges. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "will," "intend," or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.